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                                                              Enzo Biochem, Inc.
                                                              527 Madison Avenue
                                                              New York, NY 10022

        ENZO BIOCHEM, INC. SCHEDULES FISCAL 2005 THIRD QUARTER OPERATING RESULTS TELECONFERENCE FOR THURSDAY JUNE 9, 2005, AT 4:45 PM E.T.

     FARMINGDALE, NY, June 7, 2005 - Enzo Biochem, Inc. (NYSE:ENZ), will hold a conference call to discuss its fiscal 2005 third quarter results on Thursday, June 9, 2005, at 4:45 PM ET, it was announced today by Barry Weiner, President.

     To listen to the conference call dial 1-800-322-0079. International callers can dial 1-973-935-2100. Dial in approximately ten minutes prior to the scheduled teleconference time. A rebroadcast of the call will be available starting two hours after the conference call ends, through midnight (ET) on Friday, June 24, 2005. The replay of the conference call can be accessed by dialing 1-877-519-4471, and, when prompted, use PIN number 6109512. International callers can dial 1-973-341-3080, using the same PIN number.

     Enzo's conference call can also be accessed live over the Internet at http://www.vcall.com. To listen to the live call, individuals should go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay on the Vcall website will be available for one week after the original broadcast.

     Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community.

     Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

                                       ###

Contact:
     For: Enzo Biochem, Inc.
     Steve Anreder, 212-532-3232

Or

     Ed Lewis, CEOcast, Inc., 212-732-4300